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                                Echlin Inc.
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                               [ECHLIN LOGO]


ECHLIN COMMENTS ON LEGISLATIVE ACTION ON CONNECTICUT
HOUSE BILL NO.5695


    BRANFORD, Conn., March 25, 1998--Larry McCurdy, chairman, president and chief executive officer of Echlin Inc. (NYSE:ECH), made the following comments on action taken today by the Connecticut legislature:

    "We are disappointed that the Connecticut House of Representatives has decided not to remedy the Connecticut business laws to protect all Connecticut companies from abusive takeover tactics. However, our independent board of directors will continue to do what is best for the long-term interests of our shareholders and other important constituents, including employees, business partners and local communities."

    Echlin, with annual sales of $3.6 billion, manufactures a wide scope of safety- and efficiency-related products for the world's 650 million motor vehicles. It employs 30,000 associates in over 150 operations spread across six continents.